   As filed with the Securities and Exchange Commission on September 23, 1999
                                                     Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                                 TELLABS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                            36-3831568
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                              4951 INDIANA AVENUE
                             LISLE, ILLINOIS 60532
    (Address, including zip code of registrant's principal executive office)

                      ------------------------------------

                                  TELLABS, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)


                               ------------------



                               CAROL COGHLAN GAVIN
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  TELLABS, INC.
                               4951 INDIANA AVENUE
                              LISLE, ILLINOIS 60532
                                 (630) 378-8800
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:
                             THOMAS P. DESMOND, ESQ.
                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500

                               ------------------


                         CALCULATION OF REGISTRATION FEE


================================================================================================================================
   Title of Securities           Amount to              Proposed Maximum              Proposed Maximum              Amount of
     to be Registered        be Registered(1)       Offering Price Per Share(2)  Aggregate Offering Price(2)    Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par               16,000,000                     53.1988                   $851,181,017             $236,628.38(3)
value $.01 per share
("Common Stock")
================================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Tellabs, Inc. 1998 Stock Option Plan as the result of further stock splits, stock dividends or similar adjustments of the outstanding Common Stock pursuant to Rule 416(a).

(2) Pursuant to Rule 457(b)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the registration have been estimated based on (i) the $28.178 per share average price with respect to outstanding, unvested options covering 1,314,000 of the shares to be registered and (ii) the average of the high and low sales prices for the Common Stock as reported by the Nasdaq National Market on September 16, 1999, with respect to the remaining 14,686,000 shares.

(3) Previously paid. The securities being registered hereunder are carried forward from the 220,868,892 split-adjusted shares of Registrant's common stock previously registered on Registration Statement No. 333-59511 (none of which have been issued) with respect to which a filing fee of $2,432,523 was previously paid.

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



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Note: The document containing the information required by this section will be given to those persons who are eligible to participate in the Tellabs, Inc. 1998 Stock Option Plan and is not required to be filed with the Securities and Exchange Commission (the "Commission") as a part of the Registration Statement or as an Exhibit.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by Tellabs, Inc., a Delaware corporation ("Registrant"), are incorporated in this Registration Statement by reference:

         (a) The Annual Report on Form 10-K for the year ended January 1, 1999 (File No. 0-09692);

         (b) The Quarterly Report on Form 10-Q for the quarters ended April 2, 1999 and July 2, 1999 (File Nos. 0-09692);

         (c) The Current Reports on Form 8-K dated April 22, 1999, April 29, 1999, July 7, 1999 and August 19, 1999 (File Nos.
                  0-09692); and

         (d) The description of the Common Stock contained in the Registration Statement on Form S-4 (Registration No. 333-83509) under the caption "Description of Tellabs Common Stock".

         All reports and other documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereby has been passed upon for the Registrant by James M. Sheehan, Esq., the Assistant General Counsel and Assistant Secretary of Tellabs Operations, Inc., a wholly-owned subsidiary of the Registrant. Mr. Sheehan is the beneficial owner of less than 1.0% of the outstanding shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Amended and Restated By-laws (the "By-Laws") provide, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Registrant as provided in the By-Laws and to the fullest extent which it is empowered to do so by the Delaware General Corporation Law (the "DGCL") against all expense, liability and loss (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, subject to certain conditions, the Registrant shall indemnify any such person seeking indemnification in connection with an action, suit or proceeding, whether civil, criminal, administrative or investigative, initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The right to indemnification under the ByLaws is a contract right and, subject to certain conditions, includes the right to be paid by the Registrant the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition. The By-Laws further provide that the indemnification and payment of expenses incurred provided therein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         Section 145 of the DGCL authorized indemnification by the Registrant of directors and officers under the circumstances provided in the provisions of the By-Laws described above, and requires such indemnification for expenses actually and reasonably incurred to the extent a director or officer is successful in the defense of any action, or any claim, issue or matter therein.

         The Registrant has purchased insurance which purports to insure the Registrant against certain costs of indemnification which may be incurred by it pursuant to the By-Laws and to insure the officers and directors of the Registrant, and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their functions as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Restated Certificate of Incorporation of Tellabs, Inc., as amended (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59511).

         4.2 Amended and Restated By-Laws of Tellabs, Inc., as amended (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended January 1, 1993, File No.
                  0-09692).

         4.3 Tellabs, Inc. 1998 Stock Option Plan, as amended (incorporated by reference to Appendix 2 to Registrant's Proxy Statement, dated May 16, 1998, relating to the 1998 Annual Meeting of Stockholders, File No. 0-09692).

         5 Opinion of James M. Sheehan, Esq. regarding the legality of the Common Stock to be issued upon exercise of options issued under the Plan.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Grant Thornton LLP.

         23.3     Consent of James M. Sheehan, Esq. (included in Exhibit 5).

         24 Powers of Attorney (included on the signature pages of the Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois, on this 20th day of September, 1999.

                                         TELLABS, INC.



                                         By:   /s/ Michael J. Birck
                                            ---------------------------------
                                                Michael J. Birck
                                                President and
                                                Chief Executive Officer

         We, the undersigned officers and directors of Tellabs, Inc., and each of us, do hereby constitute and appoint each and any of Michael J. Birck and Carol Coghlan Gavin our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names in any and all capacities, which attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Name                                          Title                                  Date
                 ----                                          -----                                  ----



  /s/ Michael J. Birck
-------------------------------------            President, Chief Executive Officer            September 20, 1999
Michael J. Birck                                            and Director
                                                   (principal executive officer)
  /s/ Peter A. Guglielmi
-------------------------------------                 Executive Vice President                 September 20, 1999
Peter A. Guglielmi                                          and Director
                                                   (principal financial officer)
  /s/ Robert E. Swininoga
-------------------------------------                      Vice President                      September 20, 1999
Robert E. Swininoga                                (principal accounting officer)

  /s/ John D. Foulkes
-------------------------------------                         Director                         September 20, 1999
John D. Foulkes

  /s/ Brian J. Jackman
-------------------------------------                         Director                         September 20, 1999
Brian J. Jackman





                 Name                                          Title                                  Date
                 ----                                          -----                                  ----


    /s/ Fredrick A. Krehbiel
---------------------------------------                       Director                         September 20, 1999
Fredrick A. Krehbiel

    /s/ Stephanie Pace Marshall
---------------------------------------                       Director                         September 20, 1999
Stephanie Pace Marshall

   /s/ William F. Souders
---------------------------------------                       Director                         September 20, 1999
William F. Souders

   /s/ Jan H. Suwinski
---------------------------------------                       Director                         September 20, 1999
Jan H. Suwinski


                                INDEX TO EXHIBITS


         EXHIBIT
         NUMBER                         DESCRIPTION OF EXHIBIT
         -------                        ----------------------

         4.1 Restated Certificate of Incorporation of Tellabs, Inc., as amended (incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-4, Registration No. 333-59511).

         4.2 Amended and Restated By-Laws of Tellabs, Inc., as amended (incorporated by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended January 1, 1993, File No. 0-09692).

         4.3 Tellabs, Inc. 1998 Stock Option Plan, as amended (incorporated by reference to Appendix 2 to Registrant's Proxy Statement, dated May 16, 1998, relating to the 1998 Annual Meeting of Stockholders, File No. 0-09692).

         5 Opinion of James M. Sheehan, Esq. regarding the legality of the Common Stock, to be issued upon exercise of options issued under the Plan.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Grant Thornton LLP.

         23.3     Consent of James M. Sheehan, Esq. (included in Exhibit 5).

         24 Powers of Attorney (included on the signature pages of the Registration Statement).





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